EXHIBIT 10.49


                    COQUILLE ECONOMIC DEVELOPMENT CORPORATION

                           GAMING ENTERTAINMENT L.L.C.

                     FIRST AMENDED AND RESTATED MASTER LEASE

         THIS FIRST AMENDED AND RESTATED MASTER LEASE dated as of October 8, 1996, (this "Lease"), restates and amends that certain Master Lease made as of February 9, 1995, as amended by and between GAMING ENTERTAINMENT L.L.C., a Delaware limited liability company ("GELLC" or "Lessee;" successor in interest to FULL HOUSE RESORTS, INC., a Delaware corporation ("FHR")), whose address is 55 Technology Way, West Greenwich, Rhode Island 02817, and COQUILLE ECONOMIC DEVELOPMENT CORPORATION, a corporation chartered by the Coquille Indian Tribe ("Lessor" or CEDCO"), whose address is 3201 Tremont, North Bend, Oregon 97459.

         CEDCO and GELLC hereby agree as follows:

1. DEFINITIONS. The following terms will have the following meanings for all purposes of this Lease:

         "ADVANCE RENTAL" means $500,000 which has been prepaid by FHR pursuant to Section 11 hereof.

         "BASE ANNUAL RENTAL" means $1.00.

         "BASE MONTHLY RENTAL" means an amount equal to 1/12 of the Base Annual Rental.

         "BUSINESS LEASE" means that certain lease agreement between CEDCO and the Coquille Indian Tribe.

         "CASINO IMPROVEMENTS" means the improvements to the gaming facility to be constructed upon the premises, as described on Exhibit B.

         "CEDCO" means Coquille Economic Development Corporation, a corporation chartered by the Coquille Indian Tribe.

         "COMMENCEMENT DATE" means May 19, 1995, which was the date the Premises were opened to the public and gaming activities commenced.

         "FHR" means Full House Resorts, Inc., a Delaware corporation, or its successors or assigns.

         "COMMERCIAL ACTIVITIES" means any commercial activities conducted on the Site I Premises, including, without limitation, gaming activities, collateral economic activities, other


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commercial activities and the rental or leasing of the Premises, any improvements thereon or any portion thereof.

         "GELLC" means Gaming Entertainment L.L.C., a Delaware limited liability company.

         "LAWS" means collectively the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. /section/ 9601, ET SEQ., the Hazardous Materials Transportation Act, 49 U.S.C. /section/ 1801, ET SEQ., the Toxic Substances Control Act, 15 U.S.C. /section/ 2601, ET SEQ., the Resource Conservation and Recovery Act, 42 U.S.C. /section/ 6901, ET SEQ., the Petroleum Marketing Practices Act, 15 U.S.C. /section/ 2801, ET SEQ., the Superfund Amendments and Reauthorization Act of 1986; 42 U.S.C. /section/ 9601, ET SEQ., any applicable federal, state, county or local laws (if any) applicable to or regulating hazardous substances, toxic wastes, pollutants or similar environmental or safety subjects, any rules, ordinances and guidelines promulgated pursuant to any one or more or such laws, and any amendments, substitutions or replacements of any of the foregoing.

         "LEASE TERM" means the period described in Section 3 hereof.

         "LEASE YEAR" means (i) for the first year, the approximately twelve
(12) month period commencing on the Commencement Date of this Lease (as defined in Section 3 hereof) and ending on the last calendar day of the month in which the anniversary date of this Lease occurs; and (ii) for each year thereafter, the twelve (12) month period commencing on the first calendar day of the month subsequent to the anniversary date of this Lease and ending on the last calendar day of the month in which the anniversary date of this Lease occurs.

         "LEASEHOLD MORTGAGEE" means the beneficiary of an instrument encumbering this Lease.

         "LESSEE" means GELLC, as successor in interest to FHR, or its successors or assigns.

         "LESSOR" means Coquille Economic Development Corporation, a corporation chartered by the Coquille Indian Tribe.

         "PLANS AND SPECIFICATIONS" means the plans and specifications respecting the Casino Improvements, which are prepared pursuant to Section 12 hereof.

         "PREMISES" means the real property together with all buildings, structures, fixtures and improvements located thereon or thereunder or to be located thereon or thereunder, in Coos County, Oregon, commonly known as the Mill Casino, a legal description and map which is contained in Exhibit A, together with such other parcels, rights of way and easements acquired or leased by CEDCO, the Tribe, and or their affiliates to enhance the businesses operated on the Mill Casino site.


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         "REGULATED SUBSTANCE" means any substance described or defined in any of the Laws or any applicable federal, state, county or local laws applicable to or regulating underground storage tanks.

         "SECRETARY" means the Secretary of the Interior or his or her authorized representative, delegate or successor.

         "SUBLEASE" means any further assignment or sublease by GELLC of its interest in the Premises whether in whole or in part.

         "SUBLEASEHOLD MORTGAGEE" means the beneficiary of an instrument encumbering a Sublease.

         "UST" means any one or combination of underground tanks (including underground pipes connected thereto) that are used to contain an accumulation of Regulated Substances and the volume of which (including the pipes connected thereto) are (10%) ten percent or more beneath the surface of the ground.

2.       DEMISE OF PREMISES.

         In consideration of the rentals and other sums to be paid by GELLC and of the other terms, covenants and conditions on GELLC's part to be kept and performed, CEDCO hereby leases to GELLC, and GELLC hereby takes and hires, the Premises.

3.       LEASE TERM.

         (a) This Lease will be effective and enforceable from the date hereof "Effective Date"). Subject to earlier termination as provided herein, the primary term of this Lease (the "Primary Lease Term") will commence as of the Effective Date and, unless terminated sooner as provided in this Lease, will expire on midnight of the twenty-fifth (25th) full Lease Year following the Commencement Date.

         (b) Notwithstanding any other provision of this Lease to the contrary, GELLC will have the discretionary right to terminate this Lease without liability at any time subsequent to a nonrenewal of the Sublease between GELLC and CEDCO relating to the Premises.

4.       RENTAL AND OTHER PAYMENTS.

         (a) Commencing as of the Commencement Date, GELLC will pay the Base Monthly Rental each month on or before the first day of the month for which it is due. If the Commencement Date commences other than on the first day of a calendar month, the Base Monthly Rental for the first month will be prorated from the date on which the Commencement Date commences to and including the last day of said month.


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         (b) [Intentionally Omitted.]

         (c) FHR has paid the Advance Rental in accordance with Section 11 hereof.

5.       RENTAL TO BE NET TO LESSOR.

         The Base Annual Rental hereunder will be net to CEDCO, so that this Lease will yield to CEDCO the rentals specified during the Lease Term, and all costs, expenses and obligations related to operation of the Premises of every kind and nature whatsoever relating to the Premises will be paid by GELLC (other than those set forth in Section 6(d)).

6.       TAXES AND ASSESSMENTS.

         CEDCO shall pay, as the same become due and prior to delinquency, all taxes and assessments in respect of the Premises, including the following:

         (a) All valid taxes and assessments upon the Premises or part thereof (if any) or any personal property, equipment, trade fixtures or improvements located on the Premises (if any), whether belonging to CEDCO or GELLC, which are owing at the commencement of this Lease or will be assessed or come due during the Lease Term or any tax or charge levied in lieu of such taxes and assessments;

         (b) All valid taxes, charges, license fees or similar fees (if any) imposed by reason of the use of the Premises;

         (c) All valid excise, transaction, privilege, license, sales, use and other taxes (if any) upon the rental or other payments hereunder, the leasehold estate of either party or the activities of either party pursuant to this Lease, except for any tax upon or measured by the net income and profits of CEDCO pursuant to Title 26, U.S.C. or pursuant to State law; and

         (d) CEDCO covenants and warrants that neither it nor the Tribe has taken any action by way of Tribal Council resolution or Tribal referendum or otherwise which will or would be reasonably likely to prejudice or materially adversely affect GELLC's rights under this Agreement. Other than gaming related laws and regulations - the Tribe and/or CEDCO have not enacted any tribal law, referendum, rule or regulation which affects the interpretation, construction, scope, reporting or consent obligations of GELLC, or affects the validity, interpretation and enforceability of this Agreement

                  CEDCO and GELLC acknowledge that the Tribal Gaming Commission will from time to time impose reasonable charges and assessments relating to regulation of the gaming operation by the Tribal Gaming Commission. Such charges and assessments will be borne by the operations of the business conducted on the Premises, and shall be deemed an operating expense of the gaming operation.


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                  GELLC acknowledges that the Tribe is a sovereign governmental entity, and that sovereign status allows it to enact and enforce laws on Coquille tribal land except as otherwise contractually bound by the terms of this Agreement. CEDCO agrees that any imposition of taxes, costs, fees, expenses, assessments or charges, other than those reasonable charges and assessments imposed by the Tribe or the Tribal Gaming Commission on CEDCO as set forth above, including any act, law, rule or regulation that modifies or adversely affects the Limited Waiver of Sovereign Immunity or affects CEDCO's rights to compel or be the recipient of an order enforcing the binding arbitration, shall constitute a material breach of this Agreement and CEDCO agrees that GELLC shall have the opportunity to enforce any and all the terms of this Agreement notwithstanding any such changes in tribal law. Such action shall not constitute a material breach if they expressly exempt (or "grandfather") business activities conducted on the Premises. CEDCO agrees not to modify or waive any provision of Section 29B of the Business Lease dated February 9, 1995, between CEDCO and the Tribe, without the prior written consent of GELLC.

                  Notwithstanding any provision in tribal law, rule or regulation to the contrary, CEDCO shall be solely responsible for any such taxes, cost, fees, expenses, assessments or charges of any kind or nature levied or incurred in violation of this Section. CEDCO and the Tribe shall indemnify and hold harmless GELLC from any payments made on such costs, fees, expenses, assessments or charges imposed by the Tribe upon GELLC and CEDCO.

                  Notwithstanding anything herein or any provision in tribal law, rule or regulation to the contrary whether presently existing or hereinafter arising, GELLC's remedy of binding arbitration and compelling and registering the same via court action shall be an available forum and non-exclusive remedy for GELLC to redress its grievances, if any, against CEDCO.

                  GELLC may seek a refund, rebate or abatement of any tax levied or assessed on the Premises but only if arrangements for paying such tax prior to it becoming a lien on the Premises, together with all interest and penalties, are made to the written satisfaction of CEDCO.

7.       UTILITIES.

         CEDCO represents and warrants that all water, sanitary sewers, storm sewers, gas lines, electric current and telephone current and telephone facilities are available for connection to the Premises in the areas immediately adjacent thereto. CEDCO will contract, in its own name, for and pay when due all charges for connection or use of water, gas, electricity, telephone, garbage collection, sewer use and other utility services supplied to the Premises during the Lease Term. CEDCO may utilize loan proceeds provided by GELLC for payments to be made pursuant to this Section. All such charges will be assessed pro rata among GELLC and the subleasees of GELLC from time to time in a manner determined by the parties. Notwithstanding any other provision to the contrary, charges to GELLC will not exceed amounts which GELLC receives from tenants under any Sublease. If GELLC is a sublessee, pursuant to a Sublease, GELLC will pay its pro rata share of all such charges.


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8.       INSURANCE.

         CEDCO will maintain at its own expense the following types and amounts of insurance (which may be included under a blanket insurance policy if all other terms hereof are satisfied), in addition to such other insurance as GELLC may reasonably require:

         (a) Insurance against loss, damage or destruction by fire and other casualty, including theft, vandalism and malicious mischief, flood (if the Premises are in a location designated by the federal Secretary of Housing and Urban Development as a flood hazard area), earthquakes (if the Premises are in an area subject to destructive earthquakes since October 8, 1896), boiler explosion (if there is any boiler upon the Premises), sprinkler damage, all matters covered by a standard extended coverage endorsement and such other risks as GELLC may require, insuring the Premises, the equipment and all improvements thereon for not less than ninety percent (90%) of their full insurable replacement cost. In the event that CEDCO is unable to obtain the insurance as required herein at reasonable rates, CEDCO is excused from the obligation to purchase such insurance. In such event, CEDCO will acquire the fullest possible coverage available at reasonable costs as approved by GELLC, such approval will not be unreasonably withheld.

         (b) Comprehensive public liability and property damage insurance, including a products liability clause and pollution legal liability insurance, covering CEDCO and GELLC against bodily injury liability, property damage liability, automobile bodily injury and property damage liability, and tank leakage for sudden and accidental as well as gradual occurrences, including without limitation any liability arising out of the ownership, maintenance, repair, condition or operation of the Premises or adjoining ways, streets or sidewalks and, if applicable, insurance covering GELLC, against liability arising from the sale of liquor, beer or wine on the Premises. Such insurance policy or policies will contain a "severability of interest" clause or endorsement which precludes the insurer from denying the claim of either GELLC or CEDCO because of the negligence or other acts of the other, will be in amounts of not less than $5,000,000 per personal injury and occurrence with respect to any insured liability, whether for personal injury or property damage, or such higher limits as GELLC may reasonably require from time to time, and will be of form and substance satisfactory to GELLC.

         (c) Workmen's compensation, employer's liability and such other insurance as may be necessary to comply with applicable laws.

         All insurance policies required to be obtained by CEDCO hereunder will:

                    (i) Provide for a waiver of subrogation by the insurer as to claims against GELLC, its employees and agents;

                   (ii) Provide that such insurance cannot be unreasonably canceled, invalidated or suspended on account of the conduct of CEDCO, its officers, directors, employees or agents;


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                  (iii) Provide that any "no other insurance" clause in the
         insurance policy will exclude any policies of insurance maintained by GELLC and that the insurance policy will not be brought into contribution with insurance maintained by GELLC;

                   (iv) Contain a standard without contribution mortgages clause endorsement in favor or any lender designated by GELLC;

                    (v) Provide that the policy of insurance will not be terminated, canceled or substantially modified without at least thirty
         (30) days prior written notice to GELLC and to any lender covered by any standard mortgage clause endorsement;

                   (vi) Provide that the insurer will not have the option to restore the Premises if GELLC elects to terminate this Lease in accordance with the terms hereof;

                  (vii) Be issued by insurance companies having a rating in Best's Insurance Guide of Class VI or better; and

                 (viii) Provide that GELLC be designated as an additional named insured and loss payee as its interests may appear.

         CEDCO will provide to GELLC and any lender designated by GELLC certification of insurance or copies of insurance policies evidencing that insurance satisfying the requirements of this Lease is in effect at all times.

9.       TAX AND INSURANCE IMPOUND. [INTENTIONALLY DELETED.]

10.      PAYMENT OF RENTAL AND OTHER SUMS.

         All rental and other sums which GELLC is required to pay hereunder will be payable in full when due without right of setoff against any other claim against or indebtedness of CEDCO.

11.      ADVANCE RENTAL.

         The parties acknowledge that prior to the execution of this Lease, GELLC paid to CEDCO, prepaid rent in an amount equal to $500,000. Such advance rental was used by CEDCO to prepay rental amounts due under the Business Lease

12.      PLANS, SPECIFICATIONS, AND LOCATION OF IMPROVEMENTS ON THE
         PREMISES.

         CEDCO will prepare and forward to GELLC the Plans and Specifications regarding the Casino Improvements. Such Plans and Specifications will include detailed drawings, specifications and preliminary cost estimates for the Casino Improvements. Notwithstanding the


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above, GELLC shall have no duty, obligation or right to approve Plans and
Specifications under this Section.

13.      TESTING.

         At the expense of CEDCO, CEDCO has had the Premises inspected for seepage, spillage and other environmental concerns by an inspector acceptable to GELLC. CEDCO represents and warrants that it has received a Level I and Level II Sampling and Analysis dated February 17, 1994, applicable to the Premises and that the Premises is in full and complete compliance with the laws applicable thereto. CEDCO will have any UST and all underground piping connected thereto inspected and monitored in accordance with applicable monitoring schedule provided under the Laws. CEDCO will provide GELLC with written certified results of all inspections performed on the Premises. All costs associated with the inspection, preparation and certification of results, as well as those associated with correcting problems revealed by said inspections, will be borne by CEDCO. GELLC hereby reserves the right to require additional inspections from time to time as it may determine. All inspections and tests performed on the Premises will be in compliance with the Laws and any other applicable governmental regulation.

14.      PERMITS.

         CEDCO will make application for and attempt to procure all necessary permits from all applicable governmental agencies authorizing the activities contemplated herein, including, without limitation, excavation and demolition, grading, paving, landscaping, highway ingress and egress development, utility connections, construction and improvement of the Premises pursuant to the Plans and Specifications.

15.      CONSTRUCTION AND IMPROVEMENTS ON THE PREMISES.

         (a) CEDCO will develop a detailed construction cost estimate and proposed construction contract with respect to the Casino Improvements at the soonest possible date after preparation of the Plans and Specifications. All contractors and subcontractors will be bonded and all contracts and subcontracts will include incentives for on-time performance and penalties for late performance.

         (b) Notwithstanding the above, GELLC shall have no duty or obligation nor the right to approve Plans and Specifications or other documents set forth in this section.

16.      DELIVERY OF EQUIPMENT AND STOCK.

         GELLC or any sublessee of GELLC will have the right to deliver and install on the Premises any equipment, trade fixtures, stock or other materials to be used by them. All equipment or other personal property used in the improvements and on the Premises supplied


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or installed at the sole cost and expense of GELLC or any sublessee of GELLC will be the sole property of GELLC or such sublessee.

17.      ALTERATIONS.

         Lessee may alter the exterior or structural elements of the Premises in any manner in accordance with the Plans and Specifications regarding construction and development of the Property without the prior written consent of CEDCO. Any work at any time commenced by GELLC on the Premises will be pursued diligently to completion, will be of good workmanship and will comply fully with all the terms of this Lease. Any addition to or alteration of the Premises will be deemed a part of the Premises and belong to CEDCO at the expiration of the Lease Term.

18.      USE.

         CEDCO hereby represents and warrants to GELLC that the use of the Premises pursuant to the Plans and Specifications for the Premises will be a permitted use of the Premises under all applicable zoning or other use restrictions or regulations. GELLC will use the Premises solely as developed pursuant to the Plans and Specifications. GELLC will sublease the Premises to CEDCO for operation consistent with the Plans and Specifications. Pursuant to the Sublease of the Premises, CEDCO will at all times during the Lease Term diligently operate its business on the Premises in a manner which will maximize profits on the Premises. CEDCO will be deemed a fiduciary with respect to GELLC regarding enforcement of this Section 18. CEDCO will not cease diligent operation of business under the Sublease during the Lease Term of this Lease, except by (i) giving written notice to GELLC one hundred (100) days prior to the day CEDCO ceases operation, (ii) providing adequate protection of the Premises during any period of vacancy and (iii) paying to GELLC all amounts advanced to develop and construct the Premises as set forth in the Sublease and related financing agreements on the terms and conditions set forth therein. The exceptions listed in this Section 18 will not affect CEDCO's responsibility for breach hereunder.

19.      COMPLIANCE WITH LAWS.

         CEDCO represents and warrants that GELLC's proposed use and occupation of the Premises, and the condition thereof, will not be in violation of any of the Laws or any other applicable governmental requirement. GELLC will comply with all of the Laws during the Lease Term and any extensions or renewals thereof, including, without limitation, any financial responsibility and assurance requirements imposed thereunder. GELLC will, at GELLC's sole cost and expense (except for such costs and expenses to be paid by CEDCO pursuant to subsection (d) of Section 6 hereof), comply with all applicable directions, rules and regulations of the fire marshal, health officers, building inspectors, federal, state and local agencies and regulatory bodies, including but not limited to any environmental agency having jurisdiction. GELLC will not permit any act or condition to exist in or about the Premises which will increase any insurance rate, except when such acts are required in the normal course of its


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business and GELLC will pay for such increase. GELLC will supply CEDCO with a copy of any notification or report required by the Laws and given to any federal, state or local agency in connection with the Premises with five (5) days of the date that such notification or report is sent to such agency.

20.      OPERATION OF PREMISES.

         GELLC will operate and maintain the Premises in compliance with and will not cause or permit the Premises to be in violation of, any of the Laws. GELLC will comply with all applicable reporting and record keeping requirements, including, but not limited to, disclosure of new UST system installations, suspected releases of Regulated Substances from any UST system, corrective and remedial actions necessary to contain, correct and clean-up a release of Regulated Substances, and final closure. GELLC will immediately notify CEDCO, in writing, of (i) the presence on or under the Premises, or the escape, seepage, leakage, spillage, discharge, emission or release from the UST system of any Regulated Substances, apparent or real, (ii) any and all enforcement, clean-up, remedial, removal or other governmental or regulatory actions threatened, instituted or completed pursuant to any Law affecting the Premises and (iii) all claims made or threatened by any third party against GELLC or the Premises relating to any demand, cause of action, allegation, order, violation, damage, injury, judgment, penalty or fine, cost of remedial action or any other cost or expense whatsoever resulting from the violation or alleged violation of any of the Laws.

21.      MAINTENANCE.

         CEDCO represents and warrants that the Premises has been inspected and is in compliance with all applicable Laws. GELLC will at all times at its own expense maintain, repair and replace, as necessary, the Premises to keep the same in good working condition, including all portions of the Premises, whether or not the Premises was in such condition upon the commencement of this Lease.

22.      INDEMNIFICATION.

         Except for negligence of GELLC or any of its members, officers, agents or employees, CEDCO will indemnify and hold harmless GELLC and GELLC's members, officers, agents and employees from and against any and all claims, demands, causes of action, suits, proceedings, liabilities, damages, losses, costs and expenses, including attorneys' fees, caused by, incurred or resulting from CEDCO's or the Tribe's or their respective officers', agents' or employees' operation of or relating in any manner to the Premises. CEDCO will indemnify and hold harmless GELLC and its members, officers and agents, from and against any and all claims, demands, causes of action, suits, proceedings, liabilities, damages, losses, costs and expenses related to the original design or construction, latent defects, alteration, maintenance, tank leakage for sudden and accidental as well as gradual occurrences, the presence on or under, or the escape, seepage, leakage, spillage or discharge of Regulated Substances with respect to Premises and for violations of any of the Laws, or any governmental regulations or other applicable


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governmental requirements, including without limitation, and as relates to supervision or otherwise, or from any breach of, default under or failure to perform any term or provision of this agreement by CEDCO, its officers, employees, agents or other persons. It is expressly understood that GELLC's and CEDCO's obligations under this paragraph will survive the expiration or earlier termination of this Lease for any reason.

23.      QUIET ENJOYMENT.

         CEDCO covenants that it alone has the full right and lawful authority to enter into this Lease for the full term hereof, that it is lawfully seized of the Premises pursuant to the Business Lease free and clear of all other tenancies, restrictions and encumbrances. So long as GELLC will pay rental and other sums herein provided and will keep and perform all of the terms, covenants and conditions on its part herein contained, CEDCO covenants that GELLC, subject to CEDCO's rights herein, will have the right to the peaceful and quiet occupancy of the Premises. CEDCO will hold harmless and defend GELLC against any and all claims or defenses challenging GELLC's right and authority to occupy, use and enjoy the Premises.

24.      CONDEMNATION OR DESTRUCTION.

         (a) In case of a taking of all or any part of the Premises or the commencement of any proceeding or negotiations which might result in a taking of all or any portion of the Premises, for any public or quasi-public purpose by any lawful power or authority by exercise of the right of condemnation or eminent domain or by agreement between CEDCO, GELLC and those authorized to exercise such right ("Taking"), GELLC will promptly give written notice thereof to CEDCO, generally describing the nature and extent of such Taking. CEDCO may prosecute, if permissible under the appropriate law of the jurisdiction, any award, compensation or damage resulting from a Taking, to which it is entitled but will not have the right to GELLC's award, compensation or damages. GELLC will be entitled to any award, compensation or damages designated as GELLC's resulting from a Taking. Notwithstanding any provision to the contrary, CEDCO agrees to use its best efforts to prevent commencement of condemnation proceeds by or at the request of the Coquille Indian Tribe under Tribal or other law which would interfere with the developed use of the Premises.

         (b) In case of a Taking of the whole of the Premises, other than for temporary use ("Total Taking"), this Lease will terminate as of the date of such Total Taking and all rental and other sum or sums of money and other charges provided to be paid by GELLC will be apportioned and paid to the date of such Total Taking. Total Taking will include a taking of substantially all of the Premises if the remainder of the Premises is not useable and cannot be made useable for the purposes provided herein.

         (c) In case of a temporary taking or a temporary loss of use of the whole or any part of the Premises by a Taking (a "Temporary Taking"), this Lease will remain in full force and effect without any reduction of rent or any other sum payable hereunder. GELLC will be entitled to the entire award for a Temporary Taking, whether paid by damages, rent or


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otherwise, unless the period of occupation and use by the condemning authorities will extend beyond the date of expiration of this Lease, in which case the award made for such taking will be apportioned between CEDCO and GELLC as of the date of such expiration. At the termination of any such use or occupation of the Premises, GELLC will, at its own cost and expense, promptly commence and complete the restoration of the Premises. GELLC will not be required to make the restoration if the term of this Lease expires prior to, or within one-hundred eighty (180) days of the date of expiration of the Temporary Taking, and in such event CEDCO will be entitled to recover all damages and awards arising out of the failure of the condemning authority to repair and restore the building at the expiration of the Temporary Taking.

         (d) In the event of a Taking of less than all of the Premises other than a Temporary Taking (a "Partial Taking") or of damage or destruction to all or any part of the Premises all awards, compensation or damages will be paid to GELLC, and GELLC will have the option to terminate this Lease by notifying CEDCO in writing within sixty (60) days after GELLC gives CEDCO notice of such damage or destruction or that title has vested in the taking authority. GELLC will thereupon have a period of sixty (60) days in which to elect in writing to continue this Lease on the terms herein provided. If GELLC does not elect to continue this Lease or fails during such sixty (60) day period to elect to continue this Lease, then this Lease will terminate as of the last day of the month during which such period expired. GELLC will then immediately vacate and surrender the Premises, all obligations of either party hereunder will cease as of the date of termination and GELLC may retain all such awards, compensation or damages. If GELLC elects to continue this Lease, then this Lease will continue on the following terms: Rental and other sums due under this Lease will continue unabated, and GELLC will promptly commence and diligently prosecute restoration of the Premises to the same condition, as nearly as practicable, as prior to such Partial Taking, damage or destruction as determined by GELLC in its sole discretion. GELLC will promptly make available in installments as restoration progresses an amount equal to any award, compensation or damages received by GELLC, upon written request of CEDCO accompanied by evidence reasonably satisfactory to CEDCO that such amount has been paid or is due and payable and is properly a part of such costs and that there are no mechanics' or similar liens for labor and materials theretofore supplied in connection with the restoration. GELLC will be entitled to keep any portion of such award, compensation or damages which may be in excess of the cost of restoration, and GELLC will bear all additional costs, fees and expenses of such restoration in excess of the amount of any such award, compensation or damages.

         (e) Notwithstanding the foregoing, if at the time of any Taking or at any time thereafter GELLC is in default under this Lease and such default is continuing, CEDCO is hereby authorized and empowered, in the name and on behalf of GELLC and otherwise, to file and prosecute GELLC's claim, if any, for an award on account of any Taking and to collect such award and apply the same, after deducting all costs, fees and expenses incident to the collection thereof to cure such default and any other then existing default under this Lease.


12 - MASTER LEASE

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25.      INSPECTION.

         CEDCO, the Secretary and its authorized representatives will have the right, upon giving reasonable notice, to enter the Premises or any part thereof and inspect the same and make photographic or other evidence concerning GELLC's compliance with the terms of this Lease. GELLC will keep full, complete and accurate books, records and accounts of all business done including any sales or other tax reports that GELLC may be required to furnish to any governmental agency at or from the Premises sufficient to permit CEDCO to verify all statements, certificates and accounting delivered to CEDCO.

26.      DEFAULT AND REMEDIES.

         (a) Each of the following will be deemed a breach of this Lease and a default:

                    (i) If any material representation or warranty of CEDCO or GELLC herein or in any other agreement executed in connection with this Lease was false when made or in the event that any such representation or warranty is continuing and becomes false at any time through no fault of GELLC or CEDCO, or if CEDCO or GELLC renders any false statement or account;

                   (ii) If any rent or other monetary sums due remain unpaid for fifteen (15) days after written notice thereof to GELLC;

                  (iii) If CEDCO or GELLC fails to perform any of the covenants, conditions or obligations of this Lease;

                   (iv) If there is a breach or default hereunder or under any agreement executed in connection with this Lease or if there is a breach or default of CEDCO's or GELLC's obligations under this Lease, or under any other agreement between (1) GELLC or any general or limited partnership organized by GELLC in accordance with the laws of any state of the United States or its territories or any partner, officer, director or shareholder of GELLC, or any corporation or other entity controlled by GELLC, or by any partner, officer, director or shareholder of GELLC, and (2) CEDCO;

                    (v) If either CEDCO or GELLC becomes insolvent by reason of an inability to pay debts as they mature, performs any act of bankruptcy, or makes an assignment for the benefit of creditors or an admission of its inability to pay its obligations as they become due;

                   (vi) If CEDCO or GELLC violates any law, Gaming law, health, safety or sanitation law, ordinance or regulation or operates the Premises in a manner that presents a health or safety hazard to its customers or the public; and


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



                  (vii) If CEDCO or GELLC fails to comply with any of the Laws or any other federal, state and local law.

         (b) If any such breach or default does not involve the payment of any rental or other monetary sum, is not willful or intentional, is not known to the defaulting party (unless such respective party has given the other notice thereof) and is within the reasonable power of such party to cure within sixty
(60) days after receipt of notice thereof, then such event will not constitute a default hereunder, unless otherwise expressly provided herein, unless and until the nondefaulting party has given the other notice thereof and a period of sixty
(60) days has elapsed, during which period such party may correct or cure such event, upon failure of which a default will be deemed to have occurred hereunder without further notice or demand of any kind. If such breach or default cannot reasonably be cured within the sixty (60) day period, and the defaulting party is diligently pursuing a cure of such breach or default, then such cure period will continue as long as the defaulting party diligently pursues the cure, otherwise such cure period will end on the sixtieth (60th) day after notice has been given.

         (c) In the event of any breach or default by CEDCO or GELLC, and with the written notice of default as specified by paragraph (b) above or such other notice as may be required by law, CEDCO will be entitled to exercise, at is its option, concurrently, successively or in any combination, all remedies available at law or in equity.

27.      MORTGAGE AND SUBORDINATION.

         (a) GELLC will have a lien upon the Business Lease, this Lease, the Subleases, all furnishings, fixtures, equipment, decoration, supplies, accessories and other personal property which CEDCO owns or in which it has an interest located on the Premises to secure the payment of all sums due thereunder and the performance of all other obligations of CEDCO under this Lease. CEDCO's interest in the Business Lease, this Lease, leasehold improvements or equipment will be subordinate to any encumbrances placed upon such assets only if by or at the written direction of GELLC pursuant to a release executed by GELLC. CEDCO agrees to execute such subordination documents as GELLC will from time to time require. CEDCO will keep the Premises free from any liens for work performed, materials furnished or obligations incurred without the prior written authorization from GELLC. Notwithstanding any other provision to the contrary, nothing herein shall entitle GELLC or any other entity to a lien on real property held by the United States in trust for the Coquille Tribe, or to a lien on any other property owned by the United States and used by the Tribe, or on any Tribal assets that, by federal statute or regulation, are restricted or excluded from liens or mortgages (specifically excepting those encumbrances approved by the Secretary and those assets constructed or procured pursuant to this Lease or any transaction entered into in connection with this Lease or the proceeds, profits or rents to be derived hereof or therefrom). NOTICE IS HEREBY GIVEN THAT, EXCEPT TO THE EXTENT NECESSARY TO SECURE LOANS EXTENDED BY LESSEE OR AN AFFILIATE OF LESSEE, NEITHER LESSOR NOR ITS PREDECESSORS IN INTEREST ARE AUTHORIZED TO PLACE ANY LIEN, MORTGAGE, DEED OR TRUST OR ENCUMBRANCE OF ANY KIND UPON ALL OR ANY PART OF THE


14 - MASTER LEASE

PREMISES, IMPROVEMENTS, EQUIPMENT OR LESSEE'S LEASEHOLD INTEREST THEREIN, AND ANY SUCH PURPORTED TRANSACTION SHALL BE VOID WITHOUT A WRITTEN RELEASE FROM LESSEE.

         (b) This Lease at all times will be subject to and subordinate to any security interest now or hereafter placed upon the Business Lease or the Premises by GELLC all of which will be senior to any security interests placed by any third party without a prior written release from GELLC. CEDCO covenants and agrees to execute and deliver, upon GELLC's demand, such further instruments subordinating this Lease to the lien of any such security interest as shall be desired by GELLC. Notwithstanding any other provision to the contrary, GELLC will have the right to remain in possession of the Premises under the terms of this Lease in the event any loan or security interest remains outstanding pursuant to the terms of any loan extended by GELLC.

         (c) If GELLC extends any loan to CEDCO, its interest will be deemed subordinate to any such corresponding security interest whether this Lease was executed before or after such loan agreement and GELLC will have the same rights with respect to this Lease as if it had been executed and delivered subsequent to the execution and delivery of any security agreement.

         (d) By execution of this Lease, CEDCO gives its consent to GELLC or Sublessee to, from time to time, hypothecate, mortgage, pledge or alienate GELLC's or Sublessee's right to or interest in this Lease or Sublease or any portion thereof for the purpose of borrowing capital for the operation, development or improvement of the Premises or for the purpose of refinancing any outstanding debt or a permanent loan, provided, however, such encumbrances will not exceed the parameters set forth in Section 30.

         (e) In the event of a default by GELLC hereunder, CEDCO will notify any Leasehold or Subleasehold Mortgagee or Sublessee thereof. Prior to termination of GELLC's interest hereunder as a result of such default, CEDCO will provide the Leasehold or Subleasehold Mortgagee or Sublessee an opportunity to cure or remedy such default for the grace period provided in Section 26 of this Lease plus an additional sixty (60) days. CEDCO will allow such Leasehold or Subleasehold Mortgagee or Sublessee entry onto the Premises in order to effectuate any cure or remedy provided herein. In the event the Leasehold or Subleasehold Mortgagee or Sublessee has commenced a cure or remedy or has commenced and is diligently pursuing a foreclosure action to terminate GELLC's interest in this Lease or the Sublease, CEDCO shall not terminate the Lease or Sublease with respect to any interest other than that of GELLC which is actually in default.

         (f) In the event this Lease or any Sublease is terminated as a result of any default by GELLC, if the Leasehold or Subleasehold Mortgagee or Sublessee elects to cure or remedy the default within sixty (60) days of the termination, CEDCO will enter into a new lease with the Leasehold or Subleasehold Mortgagee or Sublessee or the nominee of any of them for the remainder of the Lease Term, effective as of the date of such termination, upon the terms, provisions, convenience and agreements contained herein provided:


15 - MASTER LEASE

                    (i) The Leasehold or Subleasehold Mortgagee or Sublessee will provide CEDCO with the written notice prescribed by paragraph (e) of this Section 26 prior to such termination;

                   (ii) The Leasehold or Subleasehold Mortgagee or Sublessee or the nominee of any of them will make written request upon CEDCO for such new lease within sixty (60) days after the date of such termination;

                  (iii) The Leasehold or Subleasehold Mortgagee or Sublessee or the nominee of any of them will pay to CEDCO, at the time of execution and delivery of such new lease, any and all sums owing pursuant to this Lease prior to termination hereof less any expenses, including reasonable attorneys' fees, to which the Leasehold or Subleasehold Mortgagee or the Sublessee or the nominee of any of them has been subjected by reason of such default;

                   (iv) The Leasehold or Subleasehold Mortgagee or Sublessee or the nominee or any of them shall perform and observe all covenants herein contained within this Lease or any Sublease on GELLC's or Sublessee's part to be performed and shall further remedy any other conditions as are capable of being remedied which GELLC or Sublessee under the terminated Lease or Sublease were obligated to perform;

                    (v) Such new lease will be subject to GELLC's or Sublessee's rights under the terminated Lease or Sublease; and

                   (vi) The GELLC or Sublessee under such new lease will have the same right, title and interest in the Improvements on the Premises as the previous GELLC or Sublessee under the terminated Lease or Sublease.

         (g) Nothing contained in this Section 27 will require the Leasehold or Subleasehold Mortgagee or Sublessee or the nominee of any of them to cure any default of GELLC, but CEDCO agrees to accept the performance and/or compliance by any such Leasehold or Subleasehold Mortgagee or Sublessee or the nominee of any of them with respect to any term, covenant, agreement, provision, condition or limitation on GELLC's part to be performed hereunder with the same force and effect as though performed by GELLC.

         (h) Upon termination of this Lease or any Sublease and for the period thereafter during which the Leasehold or Subleasehold Mortgagee or Sublessee will be entitled to enter into a new lease of the Premises actually subject to the mortgage, CEDCO or Sublessee will not terminate any Sublease unless such subtenant shall be default under such Sublease. During such period, the Leasehold or Subleasehold Mortgagee will receive all rental and other payments due from subtenants, including subtenants whose attornment CEDCO will have agreed to accept and will deposit such rents and payments in a separate and segregated account in trust for the Premises. The Leasehold or Subleasehold Mortgagee so entitled to receive such sums may withdraw any such sums, from time to time to pay necessary operating expenses and carrying


16 - MASTER LEASE
charges of the Premises. Upon execution and delivery of such new lease, the Leasehold or Subleasehold Mortgagee so entitled to receive such sums will account to CEDCO under the new lease for the balance, if any, of the payments made under such Sublease, and will thereupon assign the rent under said Sublease to any Leasehold or Subleasehold Mortgagee in respect of the new lease in the same manner as such rents had been assigned to the Leasehold or Subleasehold Mortgagee under this Lease.

         (i) If a sale under an encumbrance instrument occurs, whether by transfer, by Deed in Lieu of Foreclosure or by power of sale or foreclosure, the purchaser at such sale shall succeed to all of the rights, title and interest of the Lessee or Sublessee in the leasehold or subleasehold estate covered by said encumbrances. If the purchaser at such sale is the Leasehold or Subleasehold Mortgagee, the Leasehold or Subleasehold Mortgagee may sell or assign the Leasehold or Subleasehold without any further consent of the CEDCO; provided, however, that the assignee shall agree in writing to be bound by all of the terms and conditions of the Lease or Sublease. If a sale under the encumbrance occurs and the purchaser is a party other than the Leasehold or Subleasehold Mortgagee such purchaser, as successor in interest to the GELLC or Sublessee, will be bound by all of the terms and conditions of the Lease or Sublease.

         (j) CEDCO hereby consents to the inclusion of a provision in any encumbrance for the assignment of rents from GELLC or Sublessees of the Premises to the Leasehold or Subleasehold Mortgagee as the case may be, effective upon any default under a leasehold or subleasehold encumbrance instrument, provided, however, such encumbrances will be within the parameters set forth in Section 30.

         (k) No surrender, cancellation or termination (except upon expiration or earlier termination by CEDCO of this Lease) by CEDCO or GELLC, or any modification or amendment of this Lease by joint action or agreement, will be binding against any Leasehold or Subleasehold Mortgagee without the prior written consent of any such Leasehold or Subleasehold Mortgagee, if such Leasehold or Subleasehold Mortgagee will have provided notice (under the terms of subparagraph (e) of this Section 27 prior to any action described in this subsection (k)).

         (l) CEDCO will execute and deliver whatever instruments may be required for the purposes set forth in this Section 27, and in the event CEDCO fails so to do within ten (10) days after demand in writing, CEDCO does hereby make, constitute and irrevocably appoint GELLC as its agent and attorney-in-fact and in its name, place and stead to do so.

28.      ESTOPPEL CERTIFICATES.

         Subject to the terms and conditions of the escrow agreement related to the purchase of the Premises, CEDCO will provide certification that it has full power and authority to enter into the agreements contemplated herein and operate the Premises pursuant thereto. At any time, and from time to time, CEDCO agrees, promptly and in no event later than ten (10) days after a request in writing from GELLC, to execute, acknowledge and deliver to GELLC a statement


17 - MASTER LEASE
in writing certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications) and the dates to which the rental and other charges have been paid.

29.      ASSIGNMENT.

         (a) GELLC will have the right to sell or convey up to forty-nine percent (49%) of its right, title and interest as Lessee under this Lease in whole or in part with the prior written consent of CEDCO which consent will not be unreasonably withheld. CEDCO may consider the proposed transferee's financial condition or moral character or any reason which CEDCO has previously declined to conduct business with any such proposed transferee when determining whether or not to grant its consent. CEDCO's consent will not be required for any transfer, assignment or conveyance of this Lease or any agreement entered into in connection with the transactions set forth herein to any affiliate of GELLC and GELLC will be relieved from and after the date of any such transfer, assignment or conveyance of liability for the performance of any obligation contained herein. GELLC may sell or convey more than forty-nine percent (49%) of its rights, title and interest in this Lease only with the prior consent of CEDCO which may be withheld in CEDCO's discretion. In the event of any such sale or assignment other than a security assignment or sublease, GELLC will be relieved, from and after the date of such transfer or conveyance, of liability for the performance of any obligation contained herein, except for obligations or liabilities accrued prior to such assignment or sale. Notwithstanding any provision herein to the contrary, GELLC may make a security assignment of its interest herein to one or more institutional lenders, provided however, any such loan will grant CEDCO the right to cure any default by GELLC thereunder by purchase or otherwise.

         (b) CEDCO acknowledges that GELLC has been induced to enter into this Lease in anticipation of a complex transaction with and upon the particular purposes for which the Premises will be. CEDCO acknowledges that only entities affiliated with the Coquille Indian Tribe may operate the Premises in accordance with the Plans and Specifications and agrees that it will not assign this Lease or any interest therein, or a majority ownership interest in GELLC, or permit an assignment of this Lease by operation of law, or sublet all or any part of the Premises, without the prior written consent of GELLC. GELLC may withhold or condition such consent upon such matters as GELLC may in its sole discretion determine, including without limitation, the experience and creditworthiness of the assignee, the assumption by the assignee of all of CEDCO's obligations which are enforceable by GELLC, the transfer to such assignee of all necessary licenses and franchises to continue operating the Premises for the purposes herein provided, receipt of such representations and warranties from such assignee as GELLC may request, including such matters as its organization, existence, good standing and finances and other matters, whether or not similar in kind. Notwithstanding the above, the Tribe is not required to obtain the consent of any other person to reorganize or amend the Articles of Incorporation of CEDCO, or to transfer assets and liabilities of CEDCO, or to assign any and all rights and obligations or interest under this Lease to another Person, so long as the Person is either the Tribe, an entity or instrumentality of the Tribe, or a wholly-owned corporation created by the Tribe AND, provided that (i) the Tribe or CEDCO transfers the authority to


18 - MASTER LEASE

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conduct the activities authorized by the Gaming Ordinance on behalf of the Tribe from CEDCO to such Person, (ii) such Person expressly assumes the obligations of CEDCO hereunder by a written instrument satisfactory to GELLC, executed and delivered to GELLC by such Person, (iii) if such Person has sovereign immunity from suit, such Person consents to be sued to the same extent CEDCO consented to be sued herein, (iv) CEDCO delivers to GELLC a legal opinion of counsel acceptable to GELLC stating that this Master Lease is a valid, binding and enforceable obligation of such Person and (v) such merger, consolidation, sale, transfer or conveyance does not cause any lien or encumbrance on the Pledged Revenues (as defined in the Depository Agreement) to arise prior to the right of GELLC to receive Rental Payments (as defined in the Participating Lease); provided, further, that the Tribe shall always have the sole proprietary interest and responsibility for the conduct of any gaming activity as required by the IGRA. No such assignment or subletting will relieve CEDCO, any prior assignee or any guarantor of their obligations respecting this Lease. CEDCO acknowledges that any act in contravention of this Section 29 will cause GELLC irreparable harm and that damages are presently difficult to measure.

         (c) Members of GELLC shall not assign any interest in GELLC without CEDCO's written consent.

30.      DEVELOPMENT AND SUBLEASE OF THE SITE II PREMISES.
[INTENTIONALLY OMITTED]

31.      NOTICES.

         All notices, demands, requests, consents, approvals or other instruments required or permitted to be given by either party pursuant to this Lease will be in writing and will be deemed to have been properly given if sent by registered or certified mail, Federal Express, Airborne, Emery, DHL, Express Mail, Purolator or by other recognized (l overnight courier service (the "Courier Service"), postage prepaid, to the parties at the addresses set forth below. All notices will be deemed received when delivered but in no event later than five (5) days after they are deposited with either the United States Postal Service or the Courier Service, whichever shall first occur.

If to Lessee, copies addressed to:

Full House Resorts, Inc.
12555 High Bluff Drive
Suite 380
San Diego, CA 92130
Attn: Robert L. Kelley; and


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GELLC
55 Technology Way
West Greenwich, Rhode Island  02817
Attn: John Taylor

GTECH Corporation
55 Technology Way
West Greenwich, Rhode Island 02817
Attn: John Taylor

With additional copies to:

Mary V. Brennan
12555 High Bluff Drive
Suite 380
San Diego, CA  92130; and

Office of the General Counsel
GTECH Corporation
55 Technology Way
West Greenwich, Rhode Island 02817

If to Lessor, addressed to:

Coquille Economic Development Corporation
3201 Tremont
North Bend, Oregon  97459
Attention:  Ken Smith

WITH COPIES TO:

Ater Wynne Hewitt Dodson & Skerritt, LLP
Douglas E. Goe
222 SW Columbia, Suite 1800
Portland, OR  97201

Native American Program
Edmund J. Goodman
Oregon Legal Services Corporation
917 SW Oak, Suite 410
Portland, OR  97205


20 - MASTER LEASE

Coquille Indian Tribe
295 South 10th Street
Coos Bay, Oregon  97420
Attn: Tribal Chairman

32.      DISPUTE RESOLUTION.

         (a) BINDING ARBITRATION. It is the intention of the parties to establish a successful working relationship through open communications and to cooperate as fully and reasonably as possible. However, should an dispute arise under this Lease whether sounding in contract, tort or otherwise, which cannot be resolved between the parties through their continuing communication, the following procedure for resolution of all disputes arising hereunder through binding arbitration shall apply:

                    (i) The parties shall each appoint an arbitrator within ten
         (10) days of written notice by one of the parties that a dispute exists under this Lease. In the event that either party fails to appoint an arbitrator within such (10) day period then the appointed arbitrator will be the sole arbitrator of the dispute notwithstanding Section 32(a)(ii). CEDCO's remedy with respect to any breach by GELLC of the terms and conditions of this Lease will be limited to specific enforcement or monetary damages and shall specifically exclude the right of CEDCO to terminate this Lease.

                   (ii) Once the two (2) arbitrators have been appointed, they will agree upon and appoint, within ten (10) days following their appointment, a third arbitrator, and if the two (2) arbitrators cannot agree upon a third arbitrator, the third arbitrator will be appointed in accordance with the rules and procedures of the American Arbitration Association then in existence. No arbitrator shall be related to or affiliated with any party hereto.

                  (iii) Such arbitrator(s) will hold an arbitration hearing at Portland, Oregon, within twenty (20) days after the third arbitrator is appointed or there is a default in appointment of an arbitrator, as the case may be. The hearing will be conducted in accordance with the Commercial Arbitration Rules then in existence for the American Arbitration Association. The arbitrator or arbitrators, as the case may be, will allow each party to present its case, evidence and witnesses, if any, in the presence of the other parties, and will render their written determination within ten (10) days. Each party will bear the costs of its own arbitrator, its own attorney's fees and costs, and one-half the costs of the third arbitrator (if any).

                   (iv) The award of the majority of the arbitrators or the single arbitrator, as the case may be, will be binding on the parties, and either party may commence an action in an appropriate Federal District Court to enforce an arbitration award. In the event that such court determines it does not have subject matter jurisdiction such action may


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



         be commenced or brought in the courts of the State of Oregon in the manner set forth in Section 31 (b)(vi).

         (b)      Sovereign Immunity: Limited Waiver

                    (i) Except as set forth in this Section 32, nothing in this Lease is intended or will be construed to waive in any manner CEDCO's general relief and immunity from suit with respect to any dispute or matter outside of the terms of this Lease or any claims or demands of any person or entity not a signatory to this Lease or not a successor, permitted assign to this Lease or lessee or sublessee of all or part of the Premises. Nothing is intended or shall be construed to be a waiver or limitation on sovereign immunity except as provided expressly in this Section 32.

                   (ii) With the goal of insuring the successful operation of the Premises, thereby providing substantial economic and social benefits for CEDCO and members of the Tribe, and to induce GELLC to enter into and perform this Lease, CEDCO hereby, subject always to the conditions of paragraphs (ii), (iii), (iv), (v), (vi) and (vii) of this
         Section 32(b), unequivocally waive its sovereign immunity from suit and binding arbitration as to both jurisdiction and liability in regard to matters involving or claimed to involve this Lease (the "Limited Waiver").

                  (iii) The Limited Waiver extends only to CEDCO's representations, warranties, covenants, undertakings and obligations under this Lease, and any lease by GELLC or any Sublease.

                   (iv) The Limited Waiver extends only to, and is for the sole benefit of, the GELLC and its successors, permitted assigns, lessees and sublessees. No other person or entity whatsoever, private, public or governmental, shall have the right to use or assert the Limited Waiver in any manner or for any purpose whatsoever.

                    (v) Under the Limited Waiver, GELLC and its successors, permitted assigns, lessees and sublessees shall have the joint and several right to a court order for: (i) equitable relief, whether by way of injunction or otherwise, to enforce GELLC's rights, or CEDCO's duties or obligations, or any rights, duties or obligations of GELLC's, or its sublessees or any of them, under this Lease; and/or (ii) enforcement of an arbitration award under Section 32; and/or (iii) an order compelling arbitration under Section 32.

                   (vi) If judicial proceedings are brought to compel arbitration, enforce binding arbitration or register an arbitration award as set forth in the Commercial Arbitration Rules of the American Arbitration Association, such proceedings will be brought only in the United States District Court for the District of Oregon unless by existing statute, court rule, or clear judicial precedent such court has no, or will not or cannot accept jurisdiction of the proceeding's subject matter in which case the proceeding may be


22 - MASTER LEASE
         brought in the appropriate State Court of Oregon. Neither party shall argue that the U.S. District Court does not have jurisdiction and both parties shall assert that it does have jurisdiction over any judicial proceedings. Compliance with the provisions of this Section 32 shall conclusively be deemed an exhaustion of tribal judicial and administrative remedies and proceedings. CEDCO does hereby unconditionally waive any right to require any exhaustion of tribal administrative or judicial remedies in any manner other than as set forth and agreed upon in this Section 32. In the event the governing law of the United States of America looks to the law of a particular state for its content, the law applicable in that instance shall be the laws of State of Oregon.

                  (vii) Notwithstanding the Limited Waiver and any order, judgment or decree resulting therefrom, there shall be no attachment, execution, garnishment charge or levy whatsoever upon any assets or funds of CEDCO except those specified in Section 27(a) hereof.

33.      HOLDING OVER.

         If GELLC remains in possession of the Premises after the expiration of the term hereof, GELLC may be deemed a tenant on a month-to-month basis and will continue to pay rentals and other sums in the amounts herein provided and to comply with all the terms of this Lease; provided that nothing herein nor the acceptance of rent by CEDCO will be deemed a consent to such holding over.

         GELLC agrees to remove all property removable under the terms of this Lease within sixty (60) days after termination of this Lease or pay a daily rental computed at the rate of double the daily rental charged during the year immediately preceding termination of this Lease from the day following the termination date of this Lease until said property is removed.

34.      REMOVAL OF LESSEE'S PROPERTY.

         At the expiration of the Lease Term, GELLC may remove from the Premises all personal property belonging to GELLC.

35.      CONSENT.

         (a)      Consent of GELLC.

         GELLC will have no liability for damages resulting from GELLC's failure to give any consent, approval or instruction reserved to GELLC, CEDCO's sole remedy in any such event being an action for injunctive relief.

         (b)      Consent in General.


23 - MASTER LEASE

         At all places in this Lease where approval or consent or other action of a party is required, such consent or action shall consist of either the written approval, consent or action of the party or by silent assent as provided hereinafter. No approval, consent or action of a party hereto will be unreasonably withheld or delayed; provided, that the foregoing does not apply where a specific provision of this Lease allows an absolute right to deny approval or consent or withhold action. Unless the party of which consent or approval is requested has expressly disapproved of or not consented to the thing or act for which approval or consent is sought within ten (10) days after receipt of the request for approval or consent or action, they will be deemed to have granted approval or consent or agreed to such action through silent assent, and the party requesting the consent or approval shall proceed accordingly.

36.      WAIVER AND AMENDMENT.

         No provision of this Lease will be deemed waived or amended except by a written instrument unambiguously setting forth the matter waived or amended and signed by the party against which enforcement of such waiver or amendment is sought. Waiver of any matter will not be deemed a waiver of the same or any other matter on any future occasion.

37.      JOINT VENTURE.

         No provision or any one or more of the agreements contained herein, is intended, nor will the same be deemed or construed, to create a partnership between CEDCO and GELLC, to make them joint venturers, nor to make CEDCO in any way responsible for the debts or losses of GELLC.

38.      CAPTIONS.

         Captions are used throughout this Lease for convenience of reference only and will not be considered in any manner in the construction or interpretation hereof.

39.      SEVERABILITY.

         The provisions of this Lease will be deemed severable. If any part of this Lease will be held unenforceable by any court of competent jurisdiction, the remainder will remain in full force and effect, and such unenforceable provisions will be reformed by such court so as to give maximum legal effect to the intention of the parties as expressed therein.

40.      CONSTRUCTION GENERALLY.

         This Lease is a long-term commercial lease between entrepreneurs and has been entered into by both parties in reliance upon the economic and legal bargains contained herein. This Lease will be interpreted and construed in a fair and impartial manner without regard to such factors as the party which prepared the instrument, the relative bargaining powers of the parties or the domicile of any party. CEDCO and GELLC acknowledge that this Lease is a "true lease"


24 - MASTER LEASE
and is not a financing lease, equitable mortgage, mortgage, deed of trust, security interest or other financing arrangement.

41.      OTHER DOCUMENTS.

         Each of the parties agrees to sign such other and further documents as may be appropriate to carry out the intentions expressed in this Lease. The parties will execute and record a Memorandum of Lease evidencing this Lease.

42.      ATTORNEY'S FEES.

         In the event of any judicial or other adversarial proceeding between the parties concerning this Lease, to the extent permitted by law, the prevailing party will be entitled to recover all of its reasonable attorneys' fees and other costs in addition to any other relief to which it may be entitled.

43.      ENTIRE AGREEMENT.

         This Lease amends, restates and supersedes the Master Lease dated as of February 9, 1995, as amended, between the parties. This Lease, and any other instruments or agreements referred to herein, constitute the entire agreement between the parties with respect to the subject matter hereof, and there are no other representations, warranties or agreements except as herein provided.

44.      COUNTERPARTS.

         This Lease may be executed in one or more counterparts, each of which will be deemed an original.

45.      COVENANT OF GOOD FAITH AND FAIR DEALING.

         CEDCO and GELLC hereby specifically warrant and represent to each other that neither will act in any manner that would cause this Lease or the Transaction Documents to be altered, amended, modified, canceled or terminated, except as other wise set forth herein, without the consent of the other. CEDCO and GELLC further warrant and represent that they will take all actions necessary to ensure that this Lease and all related agreements will remain in good standing at all times and will fully cooperate with each other in achieving the goals of this Lease and any other agreement related hereto.

46.      CONFIDENTIALITY; NON-DISCLOSURE.

         CEDCO and GELLC agree that confidential information will remain confidential and will not be disclosed without the written consent of the other parties to any third party, except the Tribal Council, the National Indian Gaming Commission, the Bureau of Indian Affairs, the


25 - MASTER LEASE

South Dakota Gaming Commission, the Securities and Exchange Commission, the State of Oregon (if required by the Compact) and any other gaming authority which has jurisdiction over CEDCO or FHR, or except as otherwise expressly required by gaming or federal securities law, or other legal authority having jurisdiction, direct or indirect, over any party hereto.

47.      LENDER PROVISIONS

         Reference is made to that certain Consent, Estoppel, Attornment, Subordination and Non-Disturbance Agreement of even date herewith (the "Consent & Estoppel", by and among Lessor, Lessee, Miller & Schroeder Investments Corporation (defined as "Lender" for purposes of this section) and the Tribe. Lessor and Lessee expressly acknowledge the benefits to Lender contained in Sections 5, 6, 7, 8, 10, 11 and 12 of the Consent & Estoppel and hereby incorporate such terms into this Master Lease by this reference, to the extent applicable.

48.      CERTAIN DEBT

         (a) Reference is made to the Loan Agreement and to that certain Depository Agreement, of even date herewith, between CEDCO and First Trust National Association (the "Depository Agreement.") CEDCO hereby agrees with GELLC that during the term of this Lease it shall not incur nor permit the incurrence of any Debt except:

                  (i) such Debt as is evidenced by the Bullet Note or the Monthly Installment Note;

                  (ii) such additional Debt as is permitted under Section 6.36
(ii) (A), (B) or (C) of the Loan Agreement and Article V (f) or (g) of the Depository Agreement;

                  (iii) such additional Debt as is permitted under Section 6.36
(ii) (D) of the Loan Agreement, provided that (I) such additional Debt ranks subordinate to all Rental Payments due under the Participating Lease, of even date herewith, between the parties, (II) such Debt would pass the test set forth in Article V (g) II (A) or (B) of the Depository Agreement if such test were a condition to the incurrence of such Debt; and (III) CEDCO executes and delivers such documents as may be necessary or appropriate to evidence the priority of the Rental Payments to such Debt and to certify that such Debt is permitted hereunder; and

                  (iv) such additional Debt as GELLC may otherwise consent to in writing.

         (b) All terms used in this Section 48 but not otherwise defined in this Lease shall have the respective meanings set forth in the Loan Agreement.

         (c) All references to the Loan Agreement or the Depository Agreement in this Section 48 shall be to such agreements as in effect on the date thereof.

         IN WITNESS WHEREOF, CEDCO and GELLC have entered into this Lease as of the date first above written.


26 - MASTER LEASE

                                      LESSOR:

                                      COQUILLE ECONOMIC DEVELOPMENT
                                      CORPORATION


                                      By: /s/ KEN SMITH
                                         --------------------------------------
                                      Name:  Ken Smith
                                      Title: President


                                      LESSEE:

                                      GAMING ENTERTAINMENT L.L.C.
                                      By its members, as follows:

                                      Dreamport, Inc. (formerly GTECH Gaming
                                      Subsidiary 1 Corporation)

                                      By:  /s/ JOHN E. TAYLOR, JR
                                         --------------------------------------
                                      Name:  John E. Taylor, Jr.
                                           ------------------------------------
                                      Title:  President
                                            -----------------------------------

                                      GTECH Gaming Subsidiary 2 Corporation

                                      By: /s/ JOHN E. TAYLOR, JR.
                                         --------------------------------------
                                      Name:  John E. Taylor, Jr.
                                           ------------------------------------
                                      Title:  President
                                            -----------------------------------

                                      Full House Subsidiary, Inc.

                                      By: /s/ WILLIAM R. JACKSON
                                         --------------------------------------
                                      Name: William R. Jackson
                                           ------------------------------------
                                      Title:  Vice President
                                            -----------------------------------

                                      Full House Joint Venture Subsidiary, Inc.

                                      By:  /s/ WILLIAM R. JACKSON
                                         --------------------------------------
                                      Name:  William R. Jackson
                                           ------------------------------------
                                      Title:  Vice President
                                            -----------------------------------


27 - MASTER LEASE

STATE OF Oregon                   )
                                  ) ss.
County of MULTNOMAH               )

On this 8th day of October, 1996, before me, the undersigned officer, personally appeared Ken Smith, President of CEDCO, known to me to be the person whose name is subscribed to within this instrument and acknowledged that he executed the same on behalf of CEDCO for the purpose therein contained.

In witness whereof, I hereunto set my hand and official seal.

                                         /s/ SANDRA BOESPFLUG
                                         --------------------------------------
                                         Notary Public
                                         My commission expires: 5/26/98

 [ S E A L ]


STATE OF Rhode Island             )
                                  ) ss.
County of MULTNOMAH               )


On this 7th day of October, 1996, before me, the undersigned officer, personally appeared John E. Taylor, Jr. of Dreamport, Inc., formerly known as GTECH Gaming Subsidiary 1 Corporation, known to me to be the person whose name is subscribed to within this instrument and acknowledged that he executed the same on behalf GTECH Dreamport, Inc. for the purpose therein contained.

In witness whereof, I hereunto set my hand and official seal.

                                         /s/ MICHELLE ADAMS
                                         --------------------------------------
                                         Notary Public
                                         My commission expires: June 26, 1997

 [ S E A L ]


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



STATE OF Rhode Island             )
                                  ) ss.
County of Kent                    )

On this 7th day of October, 1996, before me, the undersigned officer, personally appeared John E. Tarylor, Jr. of GTECH Gaming Subsidiary 2 Corporation, known to me to be the person whose name is subscribed to within this instrument and acknowledged that he executed the same on behalf of GTECH Gaming Subsidiary 2 Corporation for the purpose therein contained.

In witness whereof, I hereunto set my hand and official seal.

                                         /s/ MICHELLE ADAMS
                                         --------------------------------------
                                         Notary Public
                                         My commission expires: June 26, 1997




29 - MASTER LEASE

 [ S E A L ]

STATE OF Oregon                   )
                                  ) ss.
County of MULTNOMAH               )

On this 8th day of October, 1996, before me, the undersigned officer, personally appeared William R. Jackson, President of Full House Subsidiary, Inc., known to me to be the person whose name is subscribed to within this instrument and acknowledged that he executed the same on behalf of Full House Subsidiary, Inc. for the purpose therein contained.

In witness whereof, I hereunto set my hand and official seal.

                                         /s/ SANDRA BOESPFLUG
                                         --------------------------------------
                                         Notary Public
                                         My commission expires: May 26, 1998

 [ S E A L ]


STATE OF Oregon                   )
                                  ) ss.
County of MULTNOMAH               )

On this 8th day of October, 1996, before me, the undersigned officer, personally appeared William R. Jackson, Vice President of Full House Joint Venture Subsidiary, Inc., known to me to be the person whose name is subscribed to within this instrument and acknowledged that he executed the same on behalf of Full House Joint Venture Subsidiary, Inc. for the purpose therein contained.

In witness whereof, I hereunto set my hand and official seal.

                                         /s/ SANDRA BOESPFLUG
                                         --------------------------------------
                                         Notary Public
                                         My commission expires: May 26, 1998

 [ S E A L ]



30 - MASTER LEASE

                   SECTIONS 81 AND 84 ACCOMMODATION APPROVAL,
                             CONSENT, AND DISCLAIMER
                                       FOR
                                  MASTER LEASE


            The COQUILLE INDIAN TRIBE, a federally recognized Indian tribe (hereafter "Tribe") has submitted a First Amended and Restated MASTER LEASE (hereafter "Document") to the Department of the Interior for its review and has requested its approval pursuant to 25 U.S.C. /section//section/ 81 and 84. The Department has reviewed the Document and determined that it does not constitute an agreement involving services to or an encumbrance of the trust land or other trust assets of the Tribe and, therefore, that the Document is not subject to the provisions of 25 U.S.C. /section//section/ 81 and 84. As a result, these statutes do not limit or impair the capacity of the Tribe to make or enter into the Document without obtaining the approval of the Secretary of the Interior and the Commissioner of Indian Affairs.

            Nevertheless, the Tribe has requested that the Document be approved to avoid casting any doubt on their legitimate authority to validly make and enter into the Document. The Secretary of the Interior and the Commissioner of Indian Affairs do not want their determination that the Document does not require their approval to subject the Tribe to an assertion that the Document is void under the provisions of 25 U.S.C. /section//section/ 81 and 84 due to lack of approval or consent. To avoid casting any doubt due to the lack of such approvals and consents, as an accommodation to the request of the Tribe, the Secretary of the Interior and the Commissioner of Indian Affairs hereby approve and consent to the Document.

            The approval by the Secretary of the Interior and the Commissioner of Indian Affairs as provided above does not and should not be construed or interpreted as indicating that said Document requires their approval or consent to be valid or that the United States assumes or guarantees any of the obligations of the Tribe under said Document.

SECRETARY OF THE INTERIOR

By:
   --------------------------------
Title: Area Director of the Portland Area Office of the Bureau Indian Affairs for the Secretary of the Interior and the Commissioners of Indian Affairs acting under delegated authority

COMMISSIONER OF INDIAN AFFAIRS

By:
   --------------------------------
Title: Area Director of the Portland Area Office of the Bureau Indian Affairs for the Secretary of the Interior and the Commissioners of Indian Affairs acting under delegated authority


31 - MASTER LEASE

                                    EXHIBIT A
                          LEGAL DESCRIPTION OF PREMISES










32 - MASTER LEASE

                                    EXHIBIT B
                               CASINO IMPROVEMENTS












33 - MASTER LEASE